UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016 (May 9, 2016)

Everi Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On May 10, 2016, Everi Holdings Inc. (the “Company”) issued a press release announcing its results of operations for the three months ended March 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael D. Rumbolz as President and Chief Executive Officer

On May 10, 2016, the Board of Directors of the Company (the “Board”) appointed Michael D. Rumbolz, age 62, as President and Chief Executive Officer effective May 10, 2016.  Mr. Rumbolz had been serving as Interim President and Chief Executive Officer of the Company since February 13, 2016 and as a member of the Board since August 2010.

From August 2008 to August 2010, Mr. Rumbolz served as a consultant to the Company advising the Company upon various strategic, product development and customer relations matters. Mr. Rumbolz served as the Chairman and Chief Executive Officer of Cash Systems, Inc., a provider of cash access services to the gaming industry, from January 2005 until August 2008 when the company acquired Cash Systems, Inc. Mr. Rumbolz also has provided various consulting services and held various public and private sector employment positions in the gaming industry, including serving as Member and Chairman of the Nevada Gaming Control Board from January 1985 to December 1988. Mr. Rumbolz is a Director of Seminole Hard Rock Entertainment, LLC. Mr. Rumbolz is also the former Vice Chairman of the Board of Casino Data Systems, was the President and Chief Executive Officer of Anchor Gaming, was the Director of Development for Circus Circus Enterprises (later Mandalay Bay Group) and was the President of Casino Windsor at the time of its opening in Windsor, Ontario. In addition, Mr. Rumbolz is the former Chief Deputy Attorney General of the State of Nevada.

In connection with his appointment as President and Chief Executive Officer of the Company, on May 10, 2016, the Company and Mr. Rumbolz entered into an amendment to his Employment Agreement, effective May 10, 2016 (the “Amendment”).  The Amendment provides, among other things, that Mr. Rumbolz is eligible for a discretionary annual bonus in an amount of up to 150% of his then current base salary depending upon the achievement of certain performance criteria and goals to be determined. The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, is 100% of his then current base salary.

In connection with his appointment as Interim President and Executive Officer, effective February 13, 2016, Mr. Rumbolz was eligible to receive a one-time bonus of $100,000 upon the commencement of employment by the Company of a successor President and Chief Executive Officer on a non-interim basis.  Since Mr. Rumbolz was appointed the successor President and Chief Executive Officer of the Company, he will not receive such bonus.

Mr. Rumbolz will continue to serve on the Board as a Class II director, the term of which expires at the Company’s 2016 annual meeting of stockholders to be held on May 23, 2016.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Appointment of Linster W. Fox as a Director

On May 9, 2016, the Board of the Company appointed Mr. Linster W. Fox, age 67, to the Board, effective as of May 11, 2016. Mr. Fox was appointed as a Class III director to serve for a term expiring at the 2017 annual meeting of stockholders, or until his respective successor is elected or qualified or until his earlier resignation or removal.

Mr. Fox served as Executive Vice President, Chief Financial Officer and Secretary of SHFL Entertainment, Inc., from 2009 up until the company’s sale to Bally Technologies, Inc. in November 2013.  Most recently, he has served on the executive advisory board of the Lee Business School at the University of Nevada-Las Vegas since 2015. Mr. Fox also served as interim Chief Financial Officer of Vincotech in 2009 and as Executive Vice President, Chief Financial Officer and Secretary of Cherokee International Corp. from 2005 to 2009.  He has also served in a variety of executive roles over the course of 18 years at Anacomp, Inc., including Executive Vice President and Chief Financial Officer and as a member of the company’s Board of Directors. He began his career as an accountant at PriceWaterhouseCoopers LLC, is a Certified Public Accountant and has a B.S.B.A. from Georgetown University in Washington, D.C.

As a non-employee director of the Company, Mr. Fox will be granted, in connection with his appointment, on the effective date, an option to purchase 100,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), under the Company’s 2012 Equity Incentive Plan at an exercise price equal to the fair market value of the Common Stock at the date of grant. The options will have a term of ten years, and will vest in four equal annual installments beginning on May 11, 2017; provided, however, that the options will vest in their entirety upon a change of control of the Company.  Mr. Fox will also receive an annual fee of $50,000 for serving on the Board and an additional annual fee of $9,375 for serving on each standing committee of the Board to which he is appointed (and an additional annual fee if he serves as a chairperson of a standing committee), and will be eligible to receive annual equity awards under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) or 2012 Equity Incentive Plan (as amended, the “2012 Plan”), on the same basis as other non-employee directors (with such grants to vest according to the same schedule as the initial grant). The Company will enter into its standard director indemnification agreement with Mr. Fox, a form of which is filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1, filed March 22, 2005.

The Board has determined that Mr. Fox will be an independent director for purposes of the New York Stock Exchange rules.  In addition, Mr. Fox was appointed to serve as a member of the Audit Committee (and determined to be an Audit Committee Financial Expert), the Nominating and Corporate Governance Committee and the Compensation Committee of the Board, effective as May 11, 2016.

Mr. Fox was not appointed pursuant to any arrangement or understanding with any other person.

Resignation of Fred C. Enlow as a Director

On May 9, 2016, Fred C. Enlow, age 76, advised the Company of his intention to retire as a Class III Director of the Board of Directors of the Company effective as of May 9, 2016. Mr. Enlow’s decision to retire did not involve any disagreement with the Company, the Company’s management or the Board. Mr. Enlow, who is currently a member of the Company’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Chair of the Chief Executive Officer Search Committee, has been a member of the Board of Directors of the Company since October 2006. Upon Mr. Enlow’s retirement from the Board, the exercise period for any option to purchase shares of the Company’s Common Stock, to the extent unexercised and exercisable for vested shares of Common Stock on May 9, 2016, will be extended to the earlier of May 9, 2019 (the third anniversary of the effective date of retirement) and the option expiration date set forth in the applicable grant document (generally, ten years from the date of grant). As a member of the Board of Directors, Mr. Enlow has helped guide the Company through several acquisitions, key management changes and successful conclusion of several investigatory and regulatory matters.

On May 10, 2016, the Company issued a press release announcing the appointment of Mr. Rumbolz as President and Chief Executive Officer, the appointment of Mr. Fox as a member of the Board and the resignation of Mr. Enlow as a member of the Board, a copy of which is attached hereto as Exhibit 99.1.

Form and Notice of Option Awards under the Company’s Equity Incentive Plans

On May 9, 2016, the Board approved a form of performance-based stock option award for non-employee directors and executives under the 2014 Plan. The exercise price per share of the performance-based options will be the fair market value of a share of Common Stock on the grant date of such options. Twenty-five percent (25%) of the total number of shares underlying the performance-based options shall vest on each of the first four anniversaries of the vesting start date (disregarding any resulting fractional share) (each such vesting date, a “Vesting Date,” and each such vesting tranche, a “Tranche”), provided that as of the Vesting Date for each Tranche the closing price of the Common Stock is fifty percent (50%) above the exercise price (the “Price Hurdle”). If the Price Hurdle is not met as of the Vesting Date for a Tranche, then the Tranche shall vest on the last day of a period of thirty (30) consecutive trading days during which the closing price is at least the Price Hurdle. Upon a change in control of the Company, the shares underlying the performance-based options shall vest if a non-employee director’s service or an executive’s employment is terminated by the Company without cause or by the executive for good reason within a specified period following such change of control (“double-trigger vesting”). The form of award also contains certain restrictive covenant obligations of the executive. The forms of performance-based option award for non-employee directors and executives under the 2014 Plan are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

The Board also approved revised forms of time-based stock option award agreements for non-employee directors, executives and employees under the 2014 Plan that, among other things, amends the vesting upon a change of control to double-trigger vesting and adds certain restrictive covenant obligations of the executives and employees, as applicable. The revised forms of time-based stock option award agreements under the 2014 Plan are attached hereto as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 and are incorporated herein by reference.

Additionally, the Board approved revised forms of performance-based and time-based stock option award agreements for non-employee directors, executives and employees under the 2012 Plan to be consistent with the forms of performance-based and time-based stock option award agreements under the 2014 Plan. The revised award agreements set forth the standard terms and conditions that will apply to grants of stock options pursuant to the 2012 Plan.  The revised forms of performance-based and time-based stock option award agreements under the 2012 Plan are attached hereto as Exhibits 10.8, 10.9, 10.10, 10.11, 10.12 and 10.13 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	First Amendment to Employment Agreement with Michael D. Rumbolz, effective as of May 10, 2016

10.2	Form of Stock Award (Performance-Based) (Double-Trigger Acceleration) for Non-Employee Directors under the 2014 Plan

10.3	Form of Stock Award (Performance-Based) (Double-Trigger Acceleration) for Executives under the 2014 Plan

10.4	Form of Stock Award (Time-Based) (Double-Trigger Acceleration) for Non-Employee Directors under the 2014 Plan

10.5	Form of Stock Award (Time-Based) (Double-Trigger Acceleration) for Executives under the 2014 Plan

10.6	Form of Stock Award (Time-Based) (Double-Trigger Acceleration) for Employees under the 2014 Plan

10.7	Form of Stock Option Agreement under the 2014 Plan

10.8	Form of Stock Award (Performance-Based) (Double-Trigger Acceleration) for Non-Employee Directors under the 2012 Plan

10.9	Form of Stock Award (Performance-Based) (Double-Trigger Acceleration) for Executives under the 2012 Plan

10.10	Form of Stock Award (Time-Based) (Double-Trigger Acceleration) for Non-Employee Directors under the 2012 Plan

10.11	Form of Stock Award (Time-Based) (Double-Trigger Acceleration) for Executives under the 2012 Plan

10.12	Form of Stock Award (Time-Based) (Double-Trigger Acceleration) for Employees under the 2012 Plan

10.13	Form of Stock Option Agreement under the 2012 Plan

99.1	Press Release dated May 10, 2016, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVERI HOLDINGS INC.

Date: May 10, 2016	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	First Amendment to Employment Agreement with Michael D. Rumbolz, effective as of May 10, 2016

10.2	Form of Stock Award (Performance-Based) (Double-Trigger Acceleration) for Non-Employee Directors under the 2014 Plan

10.3	Form of Stock Award (Performance-Based) (Double-Trigger Acceleration) for Executives under the 2014 Plan

10.4	Form of Stock Award (Time-Based) (Double-Trigger Acceleration) for Non-Employee Directors under the 2014 Plan

10.5	Form of Stock Award (Time-Based) (Double-Trigger Acceleration) for Executives under the 2014 Plan

10.6	Form of Stock Award (Time-Based) (Double-Trigger Acceleration) for Employees under the 2014 Plan

10.7	Form of Stock Option Agreement under the 2014 Plan

10.8	Form of Stock Award (Performance-Based) (Double-Trigger Acceleration) for Non-Employee Directors under the 2012 Plan

10.9	Form of Stock Award (Performance-Based) (Double-Trigger Acceleration) for Executives under the 2012 Plan

10.10	Form of Stock Award (Time-Based) (Double-Trigger Acceleration) for Non-Employee Directors under the 2012 Plan

10.11	Form of Stock Award (Time-Based) (Double-Trigger Acceleration) for Executives under the 2012 Plan

10.12	Form of Stock Award (Time-Based) (Double-Trigger Acceleration) for Employees under the 2012 Plan

10.13	Form of Stock Option Agreement under the 2012 Plan

99.1	Press Release dated May 10, 2016, issued by the Company